                                  Exhibit 5.1


                                 July 9, 1996


Individual, Inc.
8 New England Executive Park West
Burlington, MA  01803

    Re: Registration Statement on Form S-8 Relating to the Amended and
        Restated 1989 Stock Option Plan, 1996 Non-Employee Director Stock Option Plan and the Amended and Restated 1996 Stock Plan (collectively, the "Plans") of Individual, Inc. (the "Company")
        ------------------------------------------------------------------------

Dear Sir or Madam:
- -------------------

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on or about July 9, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 3,920,594 shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the Plans (the "Shares").

     We have examined, are familiar with, and have relied as to factual matters solely upon copies of the Plans, the Third Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the respective Plans, the terms of any option or purchase right grant thereunder duly authorized by the Company's Board of Directors or Compensation Committee and/or any related agreements with the Company, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                    Very truly yours,

                                    /s/ Testa, Hurwitz & Thibeault, LLP

                                    TESTA, HURWITZ & THIBEAULT, LLP